UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51903	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 3.02 Recent Sales of Equity Securities.

On December 14, 2007, H2Diesel Holdings, Inc., a Florida corporation (the “Company” or “we”), completed a private placement of 815,000 shares of our common stock, par value $0.001 per share at a price of $3.50 per share (the “Offering”) to “accredited investors” as defined under the Securities Act of 1933, as amended (the “Securities Act”). The gross proceeds from the Offering were $2,852,500.

Each investor in the Offering also will receive a warrant exercisable for a number of shares of our common stock equal to the number of shares of common stock purchased by each investor. The initial exercise price of the warrants is $5.25 per share. The warrants are exercisable at any time after the six month anniversary of the issue date but prior to the fifth anniversary of the issue date. Warrantholders may exercise their warrants by submitting a written notice of exercise, payment for the exercise price and following the other procedures described in the warrant. Warrantholders also may exercise their warrants by means of a “cashless exercise” at any time following the first anniversary of the issue date and provided that the shares of common stock issuable upon exercise of the warrants are not then registered for resale pursuant to an effective registration statement under the Securities Act.

The offering was exempt from registration under the Securities Act in accordance with Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The sale was made pursuant to Subscription Agreements between the Company and each of the investors in the Offering.

In connection with the Offering, we agreed to register the resale of the shares of common stock issued or issuable to investors (i) upon the exercise of any warrants and (ii)as may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification (collectively, the “Registrable Shares”), all in accordance with a Registration Rights Agreement among the Company and each of the investors in the Offering (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required to file the “resale” registration statement with the SEC covering such shares on or before the 30th day following the closing date. We are obligated to maintain the effectiveness of the “resale” registration statement from the effective date of the registration statement through and until (i) the Registrable Shares have been disposed of in accordance with such registration statement, (ii) such shares have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) all of the Registrable Shares then owned by such investor could be sold pursuant to Rule 144(k), or (iv) such shares have ceased to be outstanding. We agreed to use our best efforts to have the “resale” registration statement declared effective by the SEC as promptly as practicable after the initial filing, but by no later than 180 days after the Effective Date. We may be required to issue additional shares of our common stock to investors in the Offering, in an amount not to exceed 6.0% of the Registrable Shares if we fail to meet certain registration rights obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 14, 2007	/s/ David A. Gillespie
Name: David A. Gillespie Title: Chief Executive Officer